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                                                                    Exhibit 99.1

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[LOGO]  NEWS RELEASE
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        WESCO International, Inc. / Commerce Court, Suite 700 / Four Station Square / Pittsburgh, PA 15219
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               WESCO INTERNATIONAL AND WESCO DISTRIBUTION ANNOUNCE
                            RULE 144A NOTES OFFERING


              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com



Pittsburgh, PA, August 7, 2001 - WESCO International, Inc. [NYSE:WCC] announced today that its wholly-owned subsidiary, WESCO Distribution, Inc. ("WESCO Distribution"), intends to offer $100,000,000 principal amount of senior subordinated notes due 2008. Pricing terms for the notes to be issued have not been determined. Other terms of the notes to be issued will be substantially similar to those of WESCO Distribution's existing 9-1/8% senior subordinated notes due 2008. The notes will be unconditionally guaranteed by WESCO International.

The net proceeds received by WESCO from the notes offering will be used to repay a portion of its existing revolving bank credit facility.

The notes offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.